Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 shelley.whiddon@alliancedata.com	Epsilon Britta Petersen – Media 773-796-5434 britta.petersen@epsilon.com

EPSILON PARTNERS WITH JUICY JUICE SPLASHERS® ON KIDZ BOP'S
"BEST TIME EVER" NATIONAL TOUR

Epsilon to Make a 'Splash' through Integrated Event Activation Services, including
Management of Experiential Marketing

PLANO, TX – March 16, 2017 – Epsilon®, an Alliance Data (NYSE: ADS) company, today announced it has signed a new agreement with Harvest Hill Beverage Company to provide experiential event services for Juicy Juice Splashers® and its title sponsorship of the KIDZ BOP "Best Time Ever" national tour.

The iconic Juicy Juice brand was purchased by Stamford, CT-based Harvest Hill Beverage Company, from Nestlé USA, Inc. in 2014. The company's Juicy Juice Splashers® pouch brand extension is a lower sugar* juice drink, containing no artificial sweeteners, colors or high fructose corn syrup, addressing parents' concerns about sugar without compromising on flavors kids love. Juicy Juice products are distributed to a blue-chip customer base that includes leading grocery retailers, wholesalers, supercenters and food service distributors.

Under the terms of the new agreement, Epsilon will lead activation of the Juicy Juice Splashers® brand through the title sponsorship of KIDZ BOP's 2017 "Best Time Ever" national tour. The tour is headlined by the newest group of KIDZ BOP Kids, named Billboard Magazine's "#1 Kids' Artist" in the U.S. for the past seven consecutive years, and will feature brand-new songs and choreography. Juicy Juice Splashers®  will have extensive branding throughout the tour, including media, sampling, promotion and consumer activation, which Epsilon will manage. Additionally, Epsilon will oversee the amplification of the title sponsorship across channels.

"We were seeking an agile, responsive and innovative agency to partner with us on experiential marketing for the KIDZ BOP sponsorship, and we found that with Epsilon," said Ilene Bergenfeld, chief marketing officer at Harvest Hill Beverage Company. "Epsilon's experience in the event activation space will bring Juicy Juice Splashers® to life for a new audience."

"The beverage category is an exciting, fast-paced and highly competitive category, where you can't rest on your laurels if you want to maintain shelf space and consumer attention," said Bryan Kennedy, chief executive officer, Epsilon/Conversant. "Juicy Juice is a tried-and-true iconic brand making significant efforts to engage consumers. We're honored that they selected Epsilon to manage experiential marketing across this nationwide activation. We are confident that our strategic approach will drive emotional, lasting connections with consumers from the concert hall to the store aisle."

*Juicy Juice Splashers® contains 10 grams compared to the leading juice at 21grams of sugar.

About Harvest Hill Beverage Company
Harvest Hill Beverage Company, based in Stamford, CT, was formed by Brynwood Partners VII L.P. in June 2014 to acquire the iconic Juicy Juice brand from Nestlé USA, Inc. Juicy Juice is the largest 100% juice brand in the U.S. focused on the kids segment. Harvest Hill currently markets Juicy Juice products in single-serve and multi-serve formats. In March 2015, Harvest Hill acquired American Beverage Corporation from Wessanen, a publicly-traded food and beverage company based in Holland. With the ABC acquisition, Harvest Hill added the Hug juice brand and Daily's Cocktails brand.  The company's brands are distributed to a blue-chip customer base that includes leading grocery retailers, wholesalers, supercenters and foodservice distributors. Additionally, Daily's products are sold through foodservice distributors to bars and restaurants. The company continues to grow both organically and through strategic add-on acquisitions. For more information on Harvest Hill, please visit www.harvesthill.com.

About Epsilon
Epsilon® is an all-encompassing global marketing innovator. We provide unrivaled data intelligence and customer insights, world-class technology including loyalty, email and CRM platforms and data-driven creative, activation and execution. Epsilon's digital media arm, Conversant, is a leader in personalized digital advertising and insights through its proprietary technology and trove of consumer marketing data, delivering digital marketing with unprecedented scale, accuracy and reach through personalized media programs and through CJ Affiliate, one of the world's largest affiliate marketing networks. Together, we bring personalized marketing to consumers across offline and online channels, at moments of interest, that help drive business growth for brands.  Recognized by Ad Age as the #1 World's Largest CRM/Direct Marketing Network, #1 Largest U.S. Agency from All Disciplines and #1 Largest U.S. Mobile Marketing Agency, Epsilon employs over 8,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com and follow us on Twitter @EpsilonMktg.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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